                                                                    Exhibit 21.1



                         Subsidiaries of the Registrant

Name                                                    Jurisdiction of
----                                                    Organization
                                                        ------------
Computer Identics N.V. /S.A.                            Belgium

Computer Identics Ltd.                                  England

Computer Identics S.A.                                  France

Computer Identics GmbH                                  Germany

Computer Identics, Inc.                                 Canada